Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-234079, 333-234081, 333-258715, 333-263625, 333-273885 and 333-283615 on Form S-8 and Registration Statement No. 333-283536 on Form S-1 of Powerfleet, Inc. of our report dated December 16, 2024, relating to the combined financial statements of Complete Innovations Holdings Inc. and Complete Innovations USA Inc., appearing in this Current Report on Form 8-K/A of Powerfleet, Inc. dated December 17, 2024.

/s/ BDO Canada LLP

Chartered Professional Accountants, Licensed Public Accountants

December 17, 2024